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                                                                    Exhibit 23.1

                       Consent of Independent Accountants

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 12, 2003 relating to the consolidated financial statements and financial statement schedules of American International Group, Inc. which appears in its Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                                        /s/ PricewaterhouseCoopers LLP
                                        --------------------------------------
                                        PricewaterhouseCoopers LLP

                                        New York, New York
                                        August 13, 2003